Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

The Board of Directors

Crescent Financial Corporation and subsidiary:

We consent to the use of our report incorporated by reference herein.

/s/ Dixon Hughes PLLC
Raleigh, North Carolina
July 21, 2005